Exhibit 23

CONSENT OF WARREN AVERETT, LLC

Independent Registered Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-206813) of our report dated July 19, 2016 and July 10, 2015, with respect to the consolidated financial statements of CytoDyn Inc. (the “Company”) appearing in this Annual Report on Form 10-K for the years ended May 31, 2016 and 2015 .

/s/ Warren Averett, LLC

Warren Averett, LLC

Tampa, Florida

July 19, 2016